Exhibit 99.2

Alta Healthcare Systems, Inc.

Financial Statements

Six Months Ended June 30, 2007 and 2006

ALTA HEALTHCARE SYSTEMS, INC.
BALANCE SHEET
As of June 30, 2007
(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$113,068
Patient accounts receivable, net of allowance for doubtful accounts of $5,983,854	16,426,313
Government program receivables	1,439,706
Income tax receivable	718,653
Supplies inventory	1,287,251
Prepaid expenses and other current assets	2,235,056
Total current assets	22,220,047
Property and equipment, net:
Land	608,025
Land improvements	152,060
Buildings	2,666,067
Building improvements	5,183,209
Equipment	11,211,302
Furniture and fixtures	19,820,662
Less accumulated depreciation and amortization	(12,515,725)
Property and equipment, net	7,304,937
Deferred financing costs	981,446
Other assets	424,325
Total assets	$30,930,755
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY IN NET ASSETS
Current liabilities:
Accounts payable and other accrued liabilities	16,786,404
Accrued salaries, wages and benefits	4,150,212
Third party settlements	798,390
Current portion of capital leases	409,444
Line-of-credit	3,011,663
Current portion of long-term debt	1,697,374
Total current liabilities	26,853,488
Long-term debt, less current maturities	32,137,500
Malpractice Reserve	641,000
Capital leases, net of current portion	668,177
Total liabilities	60,300,165
Shareholders’ deficiency in net assets
Common stock	50,000
Accumulated deficit	(29,419,411)
Total shareholders’ deficiency in net assets	(29,369,411)
Total liabilities and shareholders’ deficiency in net assets	$30,930,755

ALTA HEALTHCARE SYSTEMS, INC.
STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
Operating revenue
Net patient service revenue	$50,746,895	$46,335,077
Other revenue	1,327,577	726,376
Total revenues	52,074,472	47,061,454

Operating expenses:
Compensation and employee benefits	27,232,900	24,516,947
Medical supplies	4,256,670	4,111,536
Professional services	4,495,582	4,482,075
Provision for doubtful accounts	4,375,659	3,264,827
General and administrative	8,390,022	5,195,487
Depreciation and amortization	687,713	756,973
Total operating expenses	49,438,546	42,327,846

Income from operations	2,635,926	4,733,607

Other income, net
Interest expense	(2,271,508)	(2,191,689)
Total other income, net	(2,271,508)	(2,191,689)

Income before income tax provision	364,418	2,541,918
Income tax provision	1,994,429	807,735
Net (loss) income	$(1,630,011)	$1,734,183

ALTA HEALTHCARE SYSTEMS, INC.
CASH FLOW STATEMENT
For the Six Months Ended June 30, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net (loss) income	$(1,630,011)	$1,734,183
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	687,713	756,973
Provision for Doubtful Accounts	4,375,659	3,264,827
Changes in operating assets and liabilities:
Accounts receivable	7,355,719	(2,887,294)
Prepaid expenses and other current assets	3,539,678	3,017,622
Income taxes receivable/payable	(2,014,534)	807,735
Deferred income taxes	1,988,962	(270,000)
Accounts payable and other accrued liabilities	(113,984)	(4,526,540)
Accrued compensation	(374,695)	1,080,054
Net cash provided by operating activities	13,814,507	2,977,560
Cash flows from investing activities:
Purchases of property and equipment	(508,427)	(605,905)
Net cash used in investing activities	(508,427)	(605,905)
Cash flows from financing activities:
Dividends paid	(8,000,000)	(10,000,130)
Payments on long-term debt	(2,100,062)	8,010,861
Borrowings (payments) on line-of-credit	(3,198,111)	162,548
Borrowings (payments) on capital leases	(211,465)	(187,004)
Deferred financing costs	218,821	1,678
Other assets – deposits	(107,657)	9,648
Net cash used in financing activities	(13,398,474)	(2,002,399)
Net (decrease) increase in cash and cash equivalents	(92,394)	369,256
Cash and cash equivalents – beginning of period	205,462	181,661
Cash and cash equivalents – end of period	$113,068	$550,917

Supplemental cash flow information
Cash paid during the year for income taxes	$1,865,000	$350,000
Cash paid during the year for interest	$2,300,018	$1,942,572

ALTA HEALTHCARE SYSTEM, INC. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2007

(Unaudited)

1.              ORGANIZATION AND BASIS OF PRESENTATION

Organization

Alta Healthcare System, Inc. (the “Company”) operates and manages four acute care hospitals in the greater Los Angeles area (the “Hospitals”).  The Hospitals provide inpatient, outpatient, skilled nursing, inpatient psychiatric care, and urgent care services.  Admitting physicians are primarily practitioners in the local area.

Prior to June 5, 2006, the Company was owned by Alta Healthcare System, LLC (“Alta LLC”) a California limited liability company that was formed on September 30, 1998, to acquire and manage hospitals and related businesses.  Vicente Health Care Management, LLC (“Vicente”) held a 99 percent interest and the owners of Vicente held a 1 percent interest in Alta LLC.  On June 5, 2006 Vicente and Alta LLC merged and Alta LLC was the surviving entity.

On June 30, 2006 Alta LLC and Alta Healthcare System, Inc. entered into an agreement whereby Alta LLC transferred substantially all its assets to Alta Healthcare System, Inc. As consideration for the transfer of assets, Alta Healthcare Systems Inc. assumed substantially all the liabilities of Alta LLC. After this transfer, Alta LLC ceased to exist.  Alta LLC had no other material assets other than its investment in the Company.

The Company has two wholly owned subsidiaries, Alta Hollywood Hospitals, Inc. and Alta Los Angeles Hospitals, Inc. The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company balances and transactions have been eliminated in the consolidation.

Liquidity

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  At June 30, 2007, the Company has a deficiency in net assets of $29,369,411. This deficit was primarily the result of unprofitable operations at several hospitals during 2001 and 2002 and subsequent dividends payments in 2005, 2006 and 2007. Following a restructuring of operations in 2003 and 2004, the Company has produced positive operating cash flows and had income from operations before provision for income taxes of $2,635,926 and $4,733,607 for the six months ended June 30, 2007 and 2006 respectively. In the 2007 and 2006 periods, the Company paid dividends of $8,000,000 and $10,000,000, respectively. Management believes its existing capital resources and operating cash flows will be sufficient to meet the Company’s obligations as they come due.

Presentation

The unaudited interim financial statements have been prepared under the assumption that users of the interim financial data have either read or have access to the Company’s audited financial statements for the latest fiscal year ended December 31, 2006. Accordingly, certain footnote disclosures that would substantially duplicate the disclosures contained in the audited financial statements have been omitted. These unaudited interim financial statements should be read in conjunction with the audited financial statements.

In the opinion of management, all adjustments considered necessary for a fair presentation of the results as of the date of, and for the interim periods presented, which consist solely of normal recurring adjustments, have been included. The results of operations for the current interim period are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2007.

2.              USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

3.              NET PATIENT SERVICE REVENUE

Some payments to the Company for services rendered are tentative in nature, and are subject to audits from third-party fiscal intermediaries.  The Company accrues for amounts that it believes may ultimately be due to or from Medicare and other third-party payors and reports such amounts in the accompanying financial statements. A summary of the payment arrangements with major third-party payors follows:

Medicare:

Inpatient services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge, according to a patient classification system based on clinical, diagnostic, and other factors.  Outpatient services are paid based on a blend of prospectively determined rates and cost-reimbursed methodologies.  The Company is also reimbursed for various disproportionate share and Medicare bad debt components at tentative rates, with final settlement determined after submission of annual Medicare cost reports and audits thereof by the Medicare fiscal intermediary. Normal estimation differences between final settlements and amounts accrued in previous years are reflected in net patient service revenue in the period of the final settlement. These differences decreased net patient service revenue by $4,167,239 for the six months ended June 30, 2007 and increased net patient service revenue by $443,576 for the six months ended June 30, 2006, respectively. The decreases for the six months ended June 30, 2007, related primarily to reductions in expected disproportionate share reimbursement for cost report years 2004 and 2005. The increases for the six months ended June 30, 2006 related primarily to increases in expected disproportionate share reimbursement for cost report years 2003 and 2004.

Medi-Cal

Inpatient services rendered to Medi-Cal program beneficiaries are paid at contracted per diem rates. The per diem rates are not subject to retrospective adjustment. Outpatient services are paid based on prospectively determined rates per procedure provided.

Other

The Company has also entered into payment agreements with certain commercial insurance carriers, Health Maintenance Organizations (HMOs), and Preferred Provider Organizations (PPOs).  The basis for payment under these agreements includes prospectively determined rates per discharge and discounts from established charges.

Government Program Receivables

The Hospitals are eligible for State of California Medi-Cal Disproportionate Share (“DSH”) payments for government fiscal years ending June 30, 2006 and June 30, 2007.  For the six months ended June 30, 2007 and 2006, the Company earned DSH payments totaling $5,866,050, and $5,726,707, respectively.  The Medi-Cal DSH receivable totaled $1,439,706, and $3,941,630 as of June 30, 2007 and 2006, respectively.

4.              LONG TERM DEBT

The Company is subject to certain financial covenants and some restrictions on payment of dividends. The three financial covenants are: 1) the Company’s net worth is not greater than a $20,000,000 deficit, 2) the fixed charge ratio is not less than 1.2 and 3) the maximum senior leverage is not greater than 3.95. The Company was not in compliance with the net worth provision at June 30, 2007. The Company’s outstanding debt was extinguished in connection with its acquisition by Prospect Medical Holdings, Inc. on August 8, 2007 (see Note 7).

5.              INCOME TAXES

The Company records deferred income taxes using the asset and liability method. Under this method, deferred income taxes are recorded for the temporary differences in the financial reporting bases and the income tax reporting bases of assets and liabilities. A valuation allowance is recorded to reduce the deferred tax asset to its estimated realizable value when it appears more likely than not that the deferred tax assets will not be realized.

During 2006, the Company determined that it was more likely than not that the deferred tax assets before any valuation allowance would be realized. Accordingly, the Company eliminated its valuation allowance of $1,250,000 by reducing the income tax provision in the six months ended June 30, 2006. The difference between the provision for income taxes at the federal statutory rate and the Company’s effective tax rate in 2006 was primarily attributable to the decrease in the valuation allowance and state taxes.

Effective January 1, 2007, the Company elected to be taxed as an S Corporation.  As such, 2007 and future income will no longer be taxed at the entity level for federal income tax purposes.  The Company is subject to a 1.5% tax in California.

The Company filed its December 31, 2003 tax return in September 2007 with no additional income tax due.

In addition, effective January 1, 2008, the Company will be required to adopt the provision of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes (FIN 48). FIN 48 creates a single model to address accounting for uncertainty in tax positions. It clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is currently evaluating the potential impact of FIN48 on its financial statements.

The tax years 2003 to 2006 remain open to examination by the US federal taxing jurisdictions. The tax years 2002 to 2006 remain open to examination by the California taxing jurisdictions.

6.              NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of the provisions of SFAS No. 157.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company has not decided if it will early adopt SFAS No. 159 or if it will choose to measure any eligible financial assets and liabilities at fair value.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities and Exchange Commission did not, or are not believed by management to, have a material impact on the present or future financial statements.

7.              CONTINGENCIES

In December 2007, the Company settled two claims brought by former officers of the Company for $1,575,000. The settlement has been recorded as a charge to operations for the six months ended June 30, 2007. The Company is subject to claims arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the financial position of the Company or result in a substantial impairment of its operation.

8.              SUBSEQUENT EVENT

Effective August 8, 2007, the Company was acquired by Prospect Medical Holdings, Inc. (Prospect) for combined purchase consideration of $151.7 million, including repayment of $40.9 million of the Company’s existing debt, $51.3 million in cash to the Alta shareholders and 1,887,136 shares and 1,672,880 shares of Prospect common and Series B preferred stock, respectively, valued at $59.5 million in the aggregate based on August 8 closing price for preferred stock. The value per share of common stock was estimated at $5.58, based on the average of the stock’s closing prices on the acquisition announcement date of July 25, 2007, plus 2 trading days before and after the announcement date (July 23, 2007 through July 27, 2007). The Series B preferred stock, valued at $29.30 per share, is non-voting except for certain protective provisions and the right as a class to elect two directors to Prospect’s Board of Directors. The preferred stock pays cumulative annual dividends at 18% of the original issue price and is non-convertible until Prospect’s stockholders vote to approve its convertibility in the November 2007 shareholders meeting. Upon approval, each preferred share will convert into five common shares, or a total of 8,364,400 common shares. Any unpaid dividends will be canceled upon conversion.